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                                                  EXHIBIT 2
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               IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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               Citigroup Global Markets Inc., a broker or dealer registered under Section 15 of the Act. (15 U.S.C. 78o)

               Salomon Brothers Asset Management Inc, an investment adviser in accordance with
                                    Section 240.13d -1(b) (1)(ii)(E)


                     Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the securities filed for in this Schedule 13G.



       Date:  May 10, 2004


                                        CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                        By: /s/ Serena D. Moe
                                            --------------------------------
                                            Name:  Serena D. Moe
                                            Title: Assistant Secretary


                                        CITIGROUP INC.


                                        By: /s/ Serena D. Moe
                                            --------------------------------
                                            Name:  Serena D. Moe
                                            Title: Assistant Secretary

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